UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Cambridge Heart, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

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CAMBRIDGE HEART, INC.

One Oak Park Drive

Bedford, Massachusetts 01730

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Meeting”) of Cambridge Heart, Inc., a Delaware corporation (the “Company”), will be held at the offices of Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210, on Friday, June 10, 2005, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

1. To elect two Class III directors of the Company for the ensuing three years.

2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 75,000,000 to 150,000,000.

3. To approve an amendment to the Company’s 2001 Stock Incentive Plan, increasing from 5,000,000 to 6,750,000 the total number of shares of Common Stock of the Company authorized for issuance under such plan and increasing from 770,000 to 1,000,000 the number of restricted shares of Common Stock of the Company authorized for issuance under such plan.

4. To ratify the appointment by the Audit Committee of the Board of Directors of the Company of Vitale, Caturano & Company, Ltd. as the Company’s independent accountants for the year ending December 31, 2005.

5. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Meeting. The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 27, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the office of the Secretary of the Company at the above address, and at the time and place of the Meeting.

If you would like to attend the Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Meeting, you must obtain from the nominee a proxy issued in your name.

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2004, which contains financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

By Order of the Board of Directors,

Robert B. Palardy, Secretary

Bedford, Massachusetts

May 11, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CAMBRIDGE HEART, INC.

One Oak Park Drive

Bedford, Massachusetts 01730

PROXY STATEMENT

2005 Annual Meeting of Stockholders

To Be Held On June 10, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambridge Heart, Inc., a Delaware corporation (the “Company”), for use at the 2005 Annual Meeting of Stockholders (the “Meeting”) to be held on Friday, June 10, 2005, at 10:00 a.m., local time, at Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210, and at any adjournment or postponement thereof. All proxies will be voted in accordance with the stockholders’ instructions, and, if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company, by delivery of another proxy with a later date or by a request at the Meeting that the proxy be revoked. Attendance at the Meeting will not in itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

On April 27, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were issued and outstanding and entitled to vote 39,203,893 shares of Common Stock, $.001 par value per share (the “Common Stock”), 158,368 shares of Series A Convertible Preferred Stock, $.001 par value per share (the “Series A Preferred”), and 4,500 shares of Series B Convertible Preferred Stock, $.001 par value per share (the “Series B Preferred”). Each share of Common Stock entitles the record holder to one vote on each matter. Each share of Series A Preferred entitles the record holder to 13 votes on each matter. Each share of Series B Preferred entitles the record holder to 2,222.22 votes on each matter. The holders of Common Stock, holders of Series A Preferred and holders of Series B Preferred will vote together as a single class on each matter to be voted upon at the Meeting.

The Notice of Meeting, this Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2004 (“Fiscal 2004”) are being mailed to stockholders on or about May 11, 2005.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE COMPANY, ONE OAK PARK DRIVE, BEDFORD, MASSACHUSETTS, 01730, ATTENTION: ROBERT B. PALARDY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

Voting Securities and Votes Required

The holders of outstanding shares of Common Stock, Series A Preferred and Series B Preferred representing a majority of total votes entitled to be cast at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock, Series A Preferred and Series B Preferred present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting. If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Meeting (Proposal 1). The affirmative vote of the holders of a majority of the voting power of all outstanding shares of stock is required for the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation

(Proposal 2). The affirmative vote of the holders of a majority of the votes cast on the matter is required for the approval of the amendment to the Company’s 2001 Stock Incentive Plan and for the ratification of the selection of Vitale, Caturano & Company, Ltd. as the Company’s independent accountants for the fiscal year ending December 31, 2005 (Proposals 3 and 4).

Shares held by stockholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on the matter (Proposals 3 and 4), but will have the same effect as a vote against matters that require the affirmative vote of a majority of the voting power of all outstanding shares of stock (Proposal 2). “Broker non-votes” will be counted for the purpose of determining whether a quorum exists.

The Company’s executive officers and directors have an interest in the approval of Proposal 3 because they are eligible for awards under the 2001 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock, Series A Preferred and Series B Preferred by:

•	each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, Series A Preferred or Series B Preferred;

•	each director of the Company;

•	the Company’s Chief Executive Officer and the executive officers named in the Summary Compensation Table below; and

•	all directors and executive officers of the Company as a group.

Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of January 1, 2005, and the address for each director and executive officer of the Company is: c/o Cambridge Heart, Inc., One Oak Park Drive, Bedford, MA 01730.

	Common Stock			Series A Preferred			Series B Preferred
	Number of Shares Beneficially Owned(1)		Percentage of Class Outstanding	Number of Shares Beneficially Owned(1)		Percentage of Class Outstanding	Number of Shares Beneficially Owned(1)		Percentage of Class Outstanding
5% Stockholders
ProMed Partners L.P.	6,109,666	(2)(3)	15.4%	44,112	(4)	24.6%	990	(5)	21.0%
AFB Fund LLC	5,286,868	(6)(7)	13.3%	88,230	(8)	35.8%	—		—
The Tail Wind Fund, Ltd.	3,178,025	(9)	7.8%	50,904	(10)	24.3%	525	(11)	11.2%
Bristol Investment Fund, Ltd.	3,000,000	(12)	7.2%	—		—	1,350	(13)	27.0%
Leaf Offshore Investment Fund Ltd.	1,911,728	(14)	4.7%	147,056	(15)	76.5%	—		—
SDS Capital Group SPC, Ltd.	1,666,667	(16)	4.1%	—		—	750	(17)	15.8%
SF Capital Partners Ltd.	1,666,667	(16)	4.1%	—		—	750	(17)	15.8%
Alpha Capital Aktiengesellschaft	1,588,889	(18)	3.9%	—		—	715	(19)	15.0%
T-Wave Investors, L.P.	1,470,560	(20)	3.7%	113,120	(21)	50.0%	—		—
The Alan W. Steinberg Limited Partnership	833,333	(22)	2.1%	—		—	375	(23)	8.1%
Valley Forge Investments Ltd.	833,333	(22)	2.1%	—		—	375	(23)	8.1%
Bluegrass Growth Fund, L.P.	722,222	(24)	1.8%	—		—	325	(25)	7.0%
Bluegrass Growth Fund, Ltd.	722,222	(24)	1.8%	—		—	325	(25)	7.0%

Directors and Named Executive Officers
David A. Chazanovitz	1,300,637	(26)	3.3%	—		—	—		—
Richard J. Cohen, M.D., Ph.D.	1,804,385	(27)	4.6%	—		—	—		—
Kenneth Hachikian	—		—	—		—	—		—
Ali Haghighi-Mood.	63,063	(28)	*	—		—	—		—
Robert P. Khederian	5,993,134	(29)	15.0%	78,054	(30)	33.0%	—		—
Jeffrey J. Langan	68,119	(31)	*	—		—	—		—
Robert LaRoche	39,260	(32)	*	—		—	—		—
Reed Malleck	—		—	—		—	—		—
Robert B. Palardy	228,250	(33)	*	—		—	—		—
James W. Sheppard	182,744	(34)	*	—		—	—		—
All directors and executive officers as a group (10 persons)	9,679,622	(35)	23.0%	78,054	(30)	33.0%	—		—

*	Represents less than 1% of the outstanding Common Stock.

(1)	The Company believes that each stockholder has sole voting and investment power with respect to the shares of Common Stock, Series A Preferred and Series B Preferred listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2005 through the exercise of any stock option, warrant, conversion of preferred stock or other right. Pursuant to the terms of the Series B Certificate of Designations, the holders of shares of Series B Preferred do not have the right to convert their shares of Series B Preferred to Common Stock to the extent that after giving effect to such conversion the stockholder together with such stockholder’s affiliates would have beneficial ownership of more than 4.99% of the outstanding Common Stock immediately after the conversion. The inclusion herein of any shares of Common Stock, Series A Preferred or Series B Preferred deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock, Series A Preferred or Series B Preferred. Shares of Common Stock, Series A Preferred or Series B Preferred which an individual or entity has a right to acquire within the 60-day period following January 31, 2005 pursuant to the exercise of options, warrants or conversion rights are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.
(2)	This information is taken from a Schedule 13G/A (Amendment No. 3) filed with the SEC on January 5, 2005. The Schedule 13G/A was jointly filed by the following entities and individuals, pursuant to a joint filing agreement, reporting beneficial ownership of shares of Common Stock as noted: ProMed Partners, L.P. (1,517,718 shares of Common Stock), ProMed Partners II, L.P. (412,665 shares of Common Stock), ProMed Offshore Fund, Ltd. (253,893 shares of Common Stock), ProMed Offshore Fund II, Ltd. (1,831,221 shares of Common Stock), ProMed Management, Inc. (2,086,114 shares of Common Stock), ProMed Asset Management, L.L.C. (1,930,383 shares of Common Stock), David B. Musket (5,917,443 shares of Common Stock), Barry Kurokawa (4,207,720 shares of Common Stock). ProMed Management, Inc. disclaims beneficial ownership of shares held by ProMed Offshore Fund, Ltd. and ProMed Offshore Fund II, Ltd., which represent the interests of shareholders of ProMed Offshore Fund, Ltd. and ProMed Offshore Fund II, Ltd. ProMed Asset Management, L.L.C. disclaims beneficial ownership of shares held by ProMed Partners, L.P. and ProMed Partners II, L.P., which represent the interests of partners of other partners of ProMed Partners, L.P. and ProMed Partners II, L.P. David B. Musket and Barry Kurokawa disclaim beneficial ownership of shares held by ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund, Ltd. and ProMed Offshore Fund II, Ltd., which represent the interests of such entities’ other partners and shareholders, respectively. The business address of ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund, Ltd., ProMed Offshore Fund II, Ltd., David B. Musket and Barry Kurokawa is 125 Cambridgepark Drive, Cambridge, MA 02140.
(3)	Includes (i) 647,778 shares issuable upon the exercise of Common Stock warrants, (ii) 573,456 shares of Common Stock issuable upon the conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants, (iii) 1,466,667 shares of Common Stock issuable upon the conversion of shares of Series B Preferred, and (iv) 733,333 shares of Common Stock issuable upon the conversion of shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants.
(4)	Includes 44,112 shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(5)	Includes 330 shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants.
(6)

As described in a Schedule 13D/A (Amendment No. 1) filed with the SEC on March 7, 2005, the AFB Fund, LLC (“AFB”), the Blumberg Life Sciences Fund L.P. (“BLSF”), the Blumberg Life Sciences Fund Ltd (“BLS”), Blumberg Capital Management, L.L.C. (“BCM”), Blumberg Capital Advisors, L.L.C. (“BCA”), Laurence J. Blumberg and Louis Blumberg may be deemed to beneficially own 5,286,868 shares of Common Stock by virtue of the fact that Messrs. Blumberg and Blumberg, BCM, BCA, BLSF, BLS and AFB may be deemed to be a group for purposes of the filing of the Schedule 13D/A. Laurence J. Blumberg, through his position as managing member of BCM and BCA, is deemed to be the beneficial owner of the 1,009,970 shares of Common Stock beneficially owned by BLSF and the 136,929 shares of

Common Stock beneficially owned by BLS. Laurence J. Blumberg also may be deemed to have beneficial ownership of the 316,500 shares that he holds personally. BCM, the investment manager of BLSF and BLS, may be deemed to beneficially own the 1,009,970 shares of Common Stock and 136,929 shares of Common Stock beneficially owned by such entities, respectively. BCA, the general partner of BLSF, may be deemed to beneficially own the 1,009,970 shares of Common Stock beneficially owned by BLSF. Louis Blumberg is deemed to beneficially own the 3,823,469 Common Shares beneficially owned by AFB by virtue of his role as managing member of AFB. The principal business address of AFB is 2050 Center Avenue, Fort Lee, NJ 07024. The principal business address of BLSF is 153 East 53rd Street, 48th Floor, New York, NY 10022.

(7)	Includes 1,146,990 shares of Common Stock issuable upon the conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(8)	Includes 88,230 shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(9)	This information is based upon a Schedule 13G/A (Amendment No. 3) filed with the SEC on February 11, 2005. According to the Schedule 13G/A, The Tail Wind Fund, Ltd. beneficially owns a total of 3,178,025 shares, including (i) 459,770 shares of Common Stock issuable upon the exercise of Common Stock warrants, (ii) 661,752 shares of Common Stock issuable upon conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants, (iii) 777,778 shares of Common Stock issuable upon conversion of shares of Series B Preferred, and (iv) 388,889 shares of Common Stock issuable upon conversion of shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants. The business address of The Tail Wind Fund, Ltd. is Windermere House, 404 East Bay Street, P.O. Box SS-5539, British Virgin Islands.
(10)	Includes 50,904 shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(11)	Includes 175 shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants.
(12)	Includes (i) 1,888,889 shares of Common Stock issuable upon the conversion of shares of Series B Preferred and (ii) 1,111,111 shares of Common Stock issuable upon conversion of shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants. The business address of Bristol Investment Fund, Ltd. is 10990 Wilshire Blvd, Suite 1410, Los Angeles, California 90024.
(13)	Includes 500 shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants.
(14)	Includes (i) 1,470,560 shares of Common Stock issuable upon the conversion of shares of Series A Preferred and (ii) 441,168 shares of Common Stock issuable upon conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants. The business address of Leaf Offshore Investment Fund Ltd. is 515 Madison Avenue, 42nd Floor, New York, NY 10022.
(15)	Includes 33,936 shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(16)	Includes (i) 1,111,111 shares of Common Stock issuable upon the conversion of shares of Series B Preferred and (ii) 555,556 shares of Common Stock issuable upon the conversion of shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants. The business address of SDS Capital Group SPC, Ltd. is c/o SDS Management, LLC 53 Forest Avenue, 2nd Floor, Old Greenwich, CT 06870. The business address of SF Capital Partners Ltd. is 3600 South Lake Drive, St. Francis, WI 53235.
(17)	Includes 250 shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants.
(18)	Includes 555,556 shares of Common Stock issuable upon the conversion of shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants. The business address of Alpha Capital Aktiengesellschaft is c/o LH Financial, 160 Central Park South, Suite 2701, New York, NY 10019.
(19)	Includes 250 shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants.
(20)	Includes (i) 588,224 shares of Common Stock issuable upon the conversion of shares of Series A Preferred and (ii) 882,336 shares of Common Stock issuable upon the conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants. The business address of T-Wave Investors, L.P. is Wardenclyffe Group, Inc., 370 Lexington Avenue, 19th Floor, New York, NY 10017.
(21)	Includes 67,872 shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(22)

Includes (i) 555,556 shares of Common Stock issuable upon the conversion of shares of Series B Preferred and (ii) 277,778 shares of Common Stock issuable upon the conversion of shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants. The business address of The Alan W. Steinberg Limited Partnership is 1501 Venera Avenue, Suite 205, Coral Gables, FL 33146. The business address of

Valley Forge Investments, Ltd. is 545 Madison Avenue, 8th Floor, New York, NY 10022.
(23)	Includes 125 shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants.
(24)	Includes (i) 444,444 shares of Common Stock issuable upon conversion of shares of Series B Preferred and (ii) 277,778 shares of Common Stock issuable upon conversion of shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants. The business address of Bluegrass Growth Fund, L.P. and Bluegrass Growth Fund, Ltd. is 122 East 42nd Street, Suite 2606, New York, NY 10168.
(25)	Includes 125 shares of Series B Preferred issuable upon the exercise of Series B Preferred warrants.
(26)	Includes (i) 1,121,437 shares of Common Stock issuable upon the exercise of stock options and (ii) 125,000 shares of restricted stock subject to repurchase by the Company.
(27)	Includes 445,000 shares of Common Stock issuable upon the exercise of stock options.
(28)	Includes 63,063 shares of Common Stock issuable upon the exercise of stock options.
(29)	Includes (i) 31,244 shares of Common Stock issuable upon the exercise of stock options, (ii) 17,000 shares of restricted stock subject to repurchase by the Company, (iii) 1,014,702 shares of Common Stock issuable upon the conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(30)	Includes 78,054 shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.
(31)	Includes (i) 31,244 shares of Common Stock issuable upon the exercise of stock options and (ii) 34,375 shares of restricted stock subject to repurchase by the Company.
(32)	Includes 28,750 shares of Common Stock issuable upon the exercise of stock options.
(33)	Includes 221,250 shares of Common Stock issuable upon the exercise of stock options.
(34)	Includes 175,938 shares of Common Stock issuable upon the exercise of stock options.
(35)	Includes (i) 2,117,926 shares of Common Stock issuable upon the exercise of stock options, (ii) 176,375 shares of restricted stock subject to repurchase by the Company, (iii) 172,414 shares of Common Stock issuable upon the exercise of Common Stock warrants, and (iv) 1,014,702 shares of Common Stock issuable upon the conversion of shares of Series A Preferred issuable upon the exercise of Series A Preferred warrants.

DIRECTORS

Election of Directors

The Company has a classified Board of Directors currently consisting of two Class I directors (Robert P. Khederian and Kenneth Hachikian), two Class II directors (Richard J. Cohen and David A. Chazanovitz), and two Class III directors (Jeffrey J. Langan and Reed Malleck). One class of directors is elected each year to serve for a three-year term. The Class I, Class II and Class III directors were elected to serve until the annual meeting of stockholders to be held in 2006, 2007 and 2005, respectively, and until their respective successors are elected and qualified.

Pursuant to the Series A Certificate of Designations that the Company filed with the Secretary of State of the State of Delaware on May 12, 2003, the holders of the Series A Preferred (other than Medtronic, Inc. and The Tail Wind Fund Ltd.) (the “Series A Preferred Holders”) voting as a separate class, are entitled to elect four members to the Board of Directors of the Company (the “Series A Preferred Directors”). Mr. Hecht was elected to serve as a Class III Series A Preferred Director in December 2003. Mr. Hecht resigned as a director in October 2004. There are currently no Series A Preferred Directors serving on the Board of Directors of the Company. A vacancy in any Series A Preferred Directorship can be filled only by vote or written consent in lieu of a meeting of the Series A Preferred Holders or by any remaining Series A Preferred Directors.

The persons named in the enclosed proxy card will vote to elect, as Class III directors, Jeffrey J. Langan and Reed Malleck. The proxy may not be voted for more than two directors. Mr. Langan and Mr. Malleck are presently Class III directors of the Company. The Class III directors will be elected to hold office until the year 2008 annual meeting of stockholders and until their successors are elected and qualified. The nominees have indicated a willingness to serve, if elected; however, if a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that the nominees will be unable or unwilling to serve as directors.

Set forth below is the name and age of each nominee for director and the positions and offices held by him with the Company, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

The Company’s Board of Directors recommends a vote FOR the election of the nominees for election as directors with terms expiring in 2008.

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. Except as described above with regard to the Series A Preferred Directors, no arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

JEFFREY J. LANGAN	Director since 1999
Age: 60

Mr. Langan has been an independent consultant with Maine Point Associates since July 1999. From January 2001 to January 2002, Mr. Langan served as President and Chief Executive Officer of Nexigent Inc., a firm that provides internet-based services for pharmaceutical clinical trials. From November 1997 to July 1999, Mr. Langan served as President and Chief Executive Officer of Idexx Laboratories, Inc., a veterinary diagnostic and software firm, and, from April 1996 to November 1997, as President and Chief Executive Officer of Thermedics Detection, Inc., which produces measurement and detection systems. Mr. Langan was also General Manager of the Healthcare Information Management Division and General Manager of the Clinical Systems Business Unit

for Hewlett-Packard Medical Systems from May 1989 to April 1996. Mr. Langan holds a B.S. in Mechanical Engineering from Villanova University, an M.S. in Engineering Mechanics from Rensselaer Polytechnic Institute and an M.B.A from the Harvard University Graduate School of Business Administration.

REED MALLECK	Director since 2004
Age: 53

Since November 2002, Mr. Malleck has been Chief Operating Officer and Chief Financial Officer of Radianse, Inc., a developer and marketer of RF technologies. From June 2000 to November 2002, Mr. Malleck served as Chief Operating Officer and/or Chief Financial Officer of GE Medical Systems Navigation and Visualization Inc. (formerly Visualization Technology, Inc.). Mr. Malleck also held various senior operational and financial positions with several business units of Hewlett-Packard from 1978 to 1999. Mr. Malleck holds a B.S. in Finance and an MBA from the University of Colorado.

Current Directors

Set forth below (with the exception of Jeffery J. Langan and Reed Malleck, the information with respect to whom is set forth above), are the name and age of each current director and the positions and offices held by him with the Company, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

DAVID A. CHAZANOVITZ	Director since 2000
Age: 54

Mr. Chazanovitz has been the Chief Executive Officer of the Company since February 2001 and the President and a Director of the Company since October 2000. Mr. Chazanovitz assumed the title of Chairman of the Board of Directors in July 2004. From July 1998 to September 2000, Mr. Chazanovitz served as the President of the Neurosciences Division of NMT Medical Inc., a medical device firm. From June 1996 to July 1998, Mr. Chazanovitz served as the President of the Septal Repair Division of NMT, following the merger of Innerventions, Inc. with NMT. Mr. Chazanovitz was a founder in 1995 of Innerventions, a developer of septal repair devices. Mr. Chazanovitz also previously served as the President of several divisions of C.R. Bard, Inc., a medical products firm, including Bard Ventures, Bard Electrophysiology and USCI Angiography. Mr. Chazanovitz holds a B.S. in Biology from City College of New York and an M.B.A. in Marketing from Long Island University.

RICHARD J. COHEN, M.D., Ph.D.	Director since 1993
Age: 54

Dr. Cohen, the scientific founder of the Company, has been a consultant to the Company since February 1993. Dr. Cohen is the Whitaker Professor of Biomedical Engineering at the Massachusetts Institute of Technology in the Harvard-MIT Division of Health Sciences and Technology, where he has been on the faculty since 1979. Dr. Cohen is also on the staff of the Brigham and Women’s Hospital in Boston. From 1985 to 1995, Dr. Cohen was the Director of the Harvard-MIT Center for Biomedical Engineering located at The Massachusetts Institute of Technology, and he is currently the Leader of the Cardiovascular Alterations Team of the National Space Biomedical Research Institute. Dr. Cohen has authored over 200 published research articles and 18 issued United States patents. Dr. Cohen holds A.B. and M.D. degrees from Harvard University and a Ph.D. in Physics from The Massachusetts Institute of Technology.

KENNETH HACHIKIAN	Director since 2004
Age: 55

Mr. Hachikian has been a Principal and Partner of the Stonegate Group, Ltd., a boutique investment banking and financial advisory firm, since 2003, and President of Belmont Capital Partners, LLC, a private investment firm, since 1996. From 1991 to 1994. Mr. Hachikian served as President of LINC Scientific Leasing, Inc., and, from 1983 to 1989, as President and CEO of Wellesley Medical Management, Inc. Mr. Hachikian has been an owner and/or senior executive of several other businesses in various industries throughout his over 30 year business career. Mr. Hachikian previously served as Manager of J.O. Pollack LLC. In 2001, an involuntary petition for relief under Chapter 7 of the United States Bankruptcy Code was filed against J.O. Pollack LLC. The case was heard before the United States Bankruptcy Court for the Northern District of Illinois, and the assets of J.O. Pollack LLC were liquidated and distributed to its creditors. Mr. Hachikian holds an M.B.A. from Harvard Graduate School of Business Administration and a B.A. in Economics from Harvard University.

ROBERT P. KHEDERIAN	Director since 2002
Age: 52

Mr. Khederian has served as lead independent director since April 2005. Mr. Khederian is the Chairman of Belmont Capital Partners, LLC, a venture capital firm he founded in 1996. From 1984 through 1996, Mr. Khederian served as Chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products he founded. Since 1998, Mr. Khederian has been Chairman and founder of Provident Corporate Finance LLC, an investment banking firm based in Boston. Mr. Khederian is also a director of Inverness Medical Innovations, Inc. and is a member of its Audit and Compensation Committees.

CORPORATE GOVERNANCE

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. During the past year, the Company’s Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002 and new SEC rules and regulations. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the Audit and Nominating Committee charters and code of business conduct and ethics described below are available on the Company’s website at www.cambridgeheart.com. Alternatively, you can request a copy of any of these documents by writing to the Company, One Oak Park Drive, Bedford, Massachusetts, 01730, Attention: Robert B. Palardy.

Board Meetings and Attendance

The Board met nine times during 2004, either in person or by teleconference. During 2004, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Resolutions adopted by the Board provide that directors are encouraged to attend the annual meeting of stockholders. Five of the directors attended the 2004 annual meeting of stockholders.

Board Committees

The Board of Directors has established three standing committees—Audit, Compensation, and Nominating. The Audit and Nominating Committees each operate under a charter that has been approved by the Board. Current copies of the charters of the Audit and Nominating Committees are posted on the Corporate Governance section of the Company’s website, www.cambridgeheart.com.

The Board has created the position of lead independent director and has appointed Robert Khederian to serve in this position. The lead independent director participates in the leadership of the Board, serving as a focal point for discussions among the independent directors to facilitate their communication with each other and with management. The lead independent director presides over and sets agendas for private meetings of the independent directors, provides feedback to the Chairman and Chief Executive Officer on behalf of the independent directors regarding business issues and Board management, and has other responsibilities as may be designated by the Board from time to time.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditor;

•	overseeing the work of the Company’s independent auditor, including through the receipt and consideration of certain reports from the independent auditor;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal audit staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 18 of this Proxy Statement).

The Board of Directors has determined that all members of the Audit Committee are independent as determined under Rule 10A-3 under the Exchange Act and as defined by the rules of The Nasdaq Stock Market. The Board of Directors has determined that Mr. Langan and Mr. Malleck are each an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The members of the Audit Committee are Mr. Langan (Chairman), Mr. Malleck and Mr. Hachikian. The Audit Committee met six times during 2004.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	establishing compensation policies with respect to the Company’s executive officers, including the Chief Executive Officer and the other Named Executive Officers (as defined below);

•	setting the compensation levels for the Chief Executive Officer and the other Named Executive Officers; and

•	overseeing and administering the Company’s equity incentive and stock purchase plans.

The members of the Compensation Committee are Mr. Khederian (Chairman), Mr. Langan and Mr. Hachikian. The Compensation Committee met five times during 2004.

Nominating Committee

The Nominating Committee’s responsibilities include:

•	identifying individuals qualified to become Board members; and

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees.

The members of the Nominating Committee are Mr. Chazanovitz (Chairman), Mr. Khederian and Mr. Langan. Mr. Khederian and Mr. Langan are independent as defined under the rules of The Nasdaq Stock Market.

Director Candidates

The process followed by the Nominating Committee to identify and evaluate director candidates (other than the Series A Preferred Directors who are chosen by the Series A Preferred Holders as described under “Election of Directors” above) includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating Committee will apply the criteria attached to the Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Candidates should normally be able to serve for at least five years before reaching the age of 70.

The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating Committee, c/o Corporate Secretary, One Oak Park Drive, Bedford, Massachusetts, 01730. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting of stockholders.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board of Directors, by following the procedures set forth in the second paragraph under “Stockholder Proposals” below. Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws will not be included in the proxy card for the next annual meeting of stockholders.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Under procedures approved by a majority of the independent directors, the Chairman of the Board (if an independent director), or otherwise the Chairman of the Nominating Committee, is primarily responsible for monitoring communications from stockholders and other interested parties and provides copies or summaries of those communications to the other directors as he considers appropriate. Stockholders who wish to send communications on any topic to the Board should address such communications to Nominating Committee of the Board of Directors, c/o Corporate Secretary, One Oak Park Drive, Bedford, Massachusetts, 01730

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.cambridgeheart.com. In addition, the Company intends to post on its website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code.

Compensation of Directors

The Company’s non-employee directors receive a fee of $2,500 per meeting of the Board of Directors and $350 per committee meeting. In January 2004, Messrs. Mulvena, Hecht, Khederian and Langan opted to receive their fees in the form of 10,625, 17,000, 17,000 and 21,250 shares, respectively, of restricted stock each at a purchase price of $.001 per share, all of which vested in full on January 1, 2005. Mr. Hecht resigned as a director in October 2004 before any part of this restricted stock grant vested. All non-employee directors receive reasonable travel and out-of-pocket expenses for attendance at meetings of the Board of Directors. Non-employee directors are also eligible to receive stock options under the 2001 Stock Incentive Plan (the “2001

Plan”) and the 1996 Director Stock Option Plan (the “Director Plan”). See “Director Option Plan” below. On June 9, 2004, Messrs. Cohen, Hecht, Langan and Khederian each received an option to purchase 75,000 shares of Common Stock under the 2001 Plan at an exercise price of $0.75 per share, the closing price of the Common Stock on the OTC Bulletin Board on the date of grant. Mr. Hecht resigned as a director in October 2004 before any part of this option became exercisable. On July 28, 2004, Messrs. Hachikian and Malleck received an option to purchase 90,000 shares of Common Stock under the 2001 Plan on the same date and at the same exercise price as the options granted under the Director Plan as set forth below. Each of these options will vest in equal annual installments over three years after the date of grant, assuming the individual continues to serve as a director, and have a term of ten years.

Mr. Chazanovitz did not receive any compensation during the fiscal year ended December 31, 2004 for services rendered as a director. Mr. Chazanovitz’s compensation for service as our President and Chief Executive Officer is discussed under the heading “Compensation of Executive Officers.”

Director Option Plan

The Director Plan was adopted by the Board of Directors in May 1996, was approved by the stockholders in June 1996, and became effective on August 7, 1996. Under the terms of the Director Plan, options (the “Director Options”) to purchase 10,000 shares of Common Stock will be granted to each person who becomes a non-employee director and who is not otherwise affiliated with the Company, effective as of the date of initial election to the Board of Directors. The Director Options will vest in equal annual installments over three years after the date of grant, assuming the individual continues to serve as a director, and have a term of ten years. Director Options will become immediately exercisable upon the occurrence of a change in control (as defined in the Director Plan). The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the OTC Bulletin Board on the date of grant. A total of 100,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. On July 28, 2004, the date on which Messrs. Hachikian and Malleck were initially elected to the Board of Directors, each of Messrs. Hachikian and Malleck received an option to purchase 10,000 shares of Common Stock under the Director Plan at an exercise price of $0.80 per share.

EXECUTIVE OFFICERS

Compensation of Executive Officers

Summary Compensation

The following table sets forth certain information with respect to the compensation, for the last three fiscal years, of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers who were serving as executive officers on December 31, 2004 (the “Named Executive Officers”), as required under applicable rules of the SEC.

Summary Compensation Table

	Annual Compensation(1)				Long-Term Compensation Awards(2)
Name and Principal Position	Year	Salary	Bonus		Restricted Stock Awards			Securities Underlying Options	All Other Compensation
David A. Chazanovitz President and Chief Executive Officer	2004 2003 2002	$193,195 199,515 225,723	$	— 125,741 62,475	$	— 139,750 —	(3)	120,000 822,750 —	$810 810 810	(4) (4) (4)

Robert B. Palardy Vice President, Finance and Administration, Chief Financial Officer and Secretary	2004 2003 2002	$148,153 144,200 155,062	$	— 41,914 15,350		— — —		27,500 165,000 37,500	— — —

Robert LaRoche(5) Vice President, Sales and Marketing	2004 2003 2002	$176,636 140,961 —	$	— 41,914 —		— — —		135,000 115,000 —	— — —

James W. Sheppard Vice President, Operations	2004 2003 2002	$146,718 137,900 145,043	$	— 29,340 13,825		— — —		56,250 153,750 20,000	— — —

Ali Haghighi-Mood(6) Vice President, Research and Development	2004 2003 2002	$147,933 127,790 —		— — —		— — —		111,750 105,000 —	— — —

(1)	Perquisites for the Named Executive Officers listed in the table did not exceed the lesser of $50,000 or 10% of total salary and bonus for the respective fiscal years and accordingly have been omitted in accordance with the rules of the SEC.
(2)	The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights (“SARs”) have been granted to or are held by any of the Named Executive Officers.
(3)	Represents 250,000 shares of restricted stock that vest annually over four years beginning on August 31, 2003. On December 31, 2004, the aggregate value of these shares was $144,750.
(4)	Represents term life insurance premiums paid by the Company.
(5)	Mr. LaRoche joined the Company as Vice President, Sales and Marketing, in February 2003.
(6)	Mr. Haghighi-Mood became our Vice President, Research and Development, in July 2003.

Option Grant Table. The following table sets forth certain information regarding options granted during Fiscal 2004 by the Company to the Named Executive Officers. The Company granted no SARs in Fiscal 2004.

Option Grants In Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
						5%	10%
David A. Chazanovitz	120,000	(3)	19.8%	$0.52	12/23/2014	$39,243	$99,450
Robert B. Palardy	27,500	(3)	4.5%	$0.52	12/23/2014	$8,993	$22,791
Robert LaRoche	135,000	(3)	22.3%	$0.52	12/23/2014	$44,148	$111,881
James W. Sheppard	56,250	(3)	9.3%	$0.52	12/23/2014	$18,395	$46,617
Ali Haghighi-Mood	111,750	(3)	18.4%	$0.52	12/23/2014	$36,545	$92,612

(1)	The securities underlying the options are shares of Common Stock.
(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account actual appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.
(3)	The exercise price per share for these options is equal to the fair market value of the Common Stock on the date of grant. These options vest annually in equal installments over four years after the date of grant.

Year End Option Table. The following table sets forth certain information regarding stock options exercised during Fiscal 2004 and held as of December 31, 2004 by the Named Executive Officers. The Company granted no SARs during Fiscal 2004.

Aggregated Option Exercises In Last Fiscal Year And

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
			Exercisable(#)/ Unexercisable(#)	Exercisable($)/ Unexercisable($)
David A. Chazanovitz	—	—	1,121,437/758,313	$3,514/$17,741
Robert B. Palardy	—	—	213,750/156,250	$1,425/$14,025
Robert LaRoche	—	—	31,378/218,622	$0/$8,100
James W. Sheppard	—	—	168,438/186,562	$1,369/$7,481
Ali Haghighi-Mood			61,563/215,437	$296/$7,594

(1)	Value is based on the difference between the closing sale price per share of Common Stock on December 31, 2004 ($0.58), and the applicable option exercise price, multiplied by the number of shares subject to the option.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2004. All of the Company’s equity compensation plans were adopted with the approval of the Company’s stockholders.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders(1)	5,267,625	$1.42	679,417	(3)
Equity compensation plans not approved by security holders	—	$—	—
Total	5,267,625	$1.42	679,417	(3)

(1)	Consists of the Amended and Restated 1993 Incentive and Non-Qualified Stock Option Plan, the 1996 Equity Incentive Plan, the 1996 Employee Stock Purchase Plan, the 1996 Director Option Plan and the 2001 Stock Incentive Plan.
(2)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2004, 192,250 shares of Common Stock under the 2001 Stock Incentive Plan may instead be issued in the form of restricted stock.
(3)	Consists of 557,950 shares of Common Stock issuable under the 1996 Equity Incentive Plan and 121,467 shares of Common Stock issuable under the 2001 Stock Incentive Plan.

Employment and Consulting Agreements and Other Arrangements

The Company is a party to a severance agreement with Mr. Chazanovitz. Under this agreement, if Mr. Chazanovitz’s employment is terminated by the Company without cause (as defined in the severance agreement), Mr. Chazanovitz will be entitled to receive severance compensation in an amount equal to $240,000. In the event of a change in control (as defined in the severance agreement) that does not result in termination of Mr. Chazanovitz’s employment, 50% of all Mr. Chazanovitz’s unvested options which are then outstanding will become immediately exercisable. In the event of a change in control resulting in the termination of Mr. Chazanovitz’s employment, all of Mr. Chazanovitz’s unvested options which are then outstanding will become immediately exercisable.

The Company is a party to severance agreements with Messrs. LaRoche, Palardy, Sheppard and Haghighi-Mood. Under these agreements, if the executive officer’s employment is terminated by the Company without cause (as defined in the severance agreement), the officer will be entitled to receive severance compensation in an amount equal to six months base salary. In the event of a change in control (as defined in the severance agreement) that does not result in termination of the officer’s employment, 50% of all the officer’s unvested options which are then outstanding will become immediately exercisable. In the event of a change in control resulting in the termination of the executive’s employment, the officer will be entitled to receive severance compensation in an amount equal to twelve months base salary and all of the officer’s unvested options which are then outstanding will become immediately exercisable.

The Company is a party to a consulting and technology agreement with Dr. Cohen pursuant to which Dr. Cohen spends 18 days a year working for the Company on the development and commercialization of certain technology licensed to the Company by the Massachusetts Institute of Technology. This agreement, which commenced in February 1993 and has been extended to May 31, 2015, currently requires the Company to pay certain royalty fees, as stipulated in the agreement. Total payments made during 2004 were $40,274. During the term of the consulting agreement, and for a period of up to two additional years following the termination or expiration of this agreement, Dr. Cohen is obligated not to compete with the Company so long as the Company makes continuing payments to Dr. Cohen during such two year period.

Certain Relationships and Related Transactions

On December 6, 2004, the Company entered into a Securities Purchase Agreement for the sale of $5.0 million of the Company’s Series B Convertible Preferred Stock to certain institutional and other private investors, many of whom are beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock, Series A Preferred and/or Series B Preferred as of January 31, 2005 as described under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Under the terms of the financing, the Company issued and sold 5,000 shares of its Series B Preferred at a purchase price of $1,000 per share. Each share of Series B Preferred is convertible into a number of shares of Common Stock equal to $1,000 divided by the conversion price of the Series B Preferred, which is initially $0.45 per share. The conversion price of the Series B Preferred is subject to adjustment in certain circumstances. If the Company issues shares of Common Stock at a purchase price below the conversion price of the Series B Preferred or shares of Preferred Stock with a conversion price below the conversion price of the Series B Preferred, the conversion price of the Series B Preferred will be adjusted to equal such lower purchase price or conversion price, as the case may be. The total number of shares of Common Stock initially issuable upon conversion of the 5,000 shares of Series B Preferred issued and sold in the financing is 11,111,111. The Company also issued to the investors warrants exercisable for a total of 2,500 shares of Series B Preferred. The warrants expire on December 6, 2009. The exercise price of these warrants is $1,100 per share of Series B Preferred.

In connection with the sale of the Series B Preferred, the Company paid to the placement agent for the transaction, Musket Research Associates, a fee of $154,700 and a warrant exercisable for a total of 953,333 shares of Common Stock. The placement agent warrant expires on December 6, 2009. The exercise price of the warrant is $0.495 per share of Common Stock. David B. Musket, a principal of Musket Research Associates, is the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock and Series A Preferred as of January 31, 2005.

The Company has filed with the SEC a registration statement registering all of the shares of Common Stock issuable upon conversion of the outstanding shares of Series B Preferred and upon exercise and conversion of the warrants described above.

For executive officer compensation and option exercise information, see “Compensation of Executive Officers” and “Employment and Consulting Agreements and Other Arrangements.”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter, which was amended and restated in April 2004.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with the Company’s management and the Company’s independent auditors.

The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions,

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus,

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of certain other, non-audit related services, if any, to the Company is compatible with maintaining such auditors’ independence. See “Ratification of Independent Accountants—Independent Auditor’s Fees.”

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

By the Audit Committee of the Board of Directors of Cambridge Heart, Inc.

Jeffrey J. Langan

Reed Malleck

Kenneth Hachikian

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the fiscal year ended December 31, 2004 were Messrs. DePasqua, Hachikian, Khederian, Langan and Perlman. Mr. Perlman resigned from the Board of Directors in March 2004, and Mr. DePasqua resigned from the Board of Directors in April 2004. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Compensation Committee or director of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Company’s Board of Directors is responsible for granting options under the Company’s stock plans and establishing compensation policies with respect to the Company’s executive officers, including the Chief Executive Officer and the Named Executive Officers, and setting the compensation for these individuals.

Compensation Philosophy

The Compensation Committee seeks to achieve three broad goals in connection with the Company’s executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Compensation Committee has approved in the past multi-year employment contracts. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive’s particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company’s executives. Finally, the Company’s executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company’s executives with the performance of the Common Stock.

The compensation programs for the Company’s executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary, annual cash bonus, and a stock-based equity incentive in the form of participation in the Company’s 2001 Stock Incentive Plan. In establishing, and determining increases in, base salaries for executives, the Compensation Committee examines the executive’s demonstrated levels of competency in skill, effectiveness and leadership, compares how that individual has performed essential job requirements against what was envisioned with the job, monitors salaries at other comparable companies, considers historic salary levels of the individual and the nature of the individual’s responsibilities and compares the individual’s base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company’s financial performance and the individual’s performance in establishing base salaries of executives. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria.

In Fiscal 2004, awards of cash bonuses to executives were based on the achievement of certain revenue amounts. Executives were to be awarded the percentage of their maximum bonus as was equal to the percentage achievement of the aggregate revenue amount. No bonus was to be paid unless 80% of the aggregate revenue amount was achieved. Mr. Chazanovitz was eligible for a maximum bonus of $300,000, Messrs. LaRoche and Palardy were eligible for a maximum bonus of $100,000 and Messrs. Sheppard and Haghighi-Mood were eligible for a maximum bonus of $70,000. Pursuant to this bonus policy, none of the executives was awarded a cash bonus for Fiscal 2004.

Stock option grants in Fiscal 2004 were designed to link the overall compensation of any executive officers receiving such awards with his performance, in light of all other current and past compensation received by such executive officer. Such grants, as a result of the applicable vesting arrangements, also serve as a means for the Company to retain the services of these individuals. In Fiscal 2004, Messrs. Chazanovitz, LaRoche, Palardy, Sheppard and Haghighi-Mood each received options to purchase a total of 120,000, 135,000, 27,500, 56,250 and 111,750 shares of Common Stock, respectively. The exercise price of these options was equal to the fair market value of the Company’s Common Stock on the date of grant.

Mr. Chazanovitz’ 2004 Compensation

As discussed above, Mr. Chazanovitz is eligible for a maximum bonus equal to $300,000. For Fiscal 2004, because the financial goals discussed above were not achieved, Mr. Chazanovitz was not awarded a cash bonus. The Compensation Committee believes that the base salary level and the bonus criteria established an appropriate overall salary level for Mr. Chazanovitz in light of the factors described above.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code, generally disallows a tax deduction to public companies for certain compensation over $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under certain of the Company’s stock plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee of the Board of Directors of Cambridge Heart, Inc.

Robert P. Khederian

Jeffrey J. Langan

Kenneth Hachikian

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, or written representations from Reporting Persons, the Company believes that during Fiscal 2004 the Reporting Persons complied with all Section 16(a) filing requirements, with the following exceptions. Messrs. Cohen, Hecht, Langan, and Khederian each filed a Form 4 on July 29, 2004 reporting a grant of options to purchase shares of Common Stock on June 9, 2004. Messrs. Hecht, Mulvena, Khederian and Langan each filed a Form 4 on July 29, 2004 reporting the grant of shares of restricted Common Stock on June 10, 2004. Messrs. Chazanovitz, Palardy, LaRoche, Sheppard, and Haghighi-Mood each filed a Form 4 on January 13, 2005 reporting the grant of options to purchase shares of Common Stock on December 23, 2004. AFB Fund LLC filed a Form 4 on March 16, 2005 reporting the exercise of warrants by AFB Fund LLC, Blumberg Life Sciences Fund, L.P. and Blumberg Life Sciences Fund, Ltd. on various dates beginning on August 25, 2003.

STOCK PERFORMANCE CHART

The following chart compares the percentage change in the cumulative total stockholder return on the Common Stock during the period beginning December 31, 1999 and ending December 31, 2004 with the total return on the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index and the Dow Jones U.S. Advanced Medical Devices Index. The comparison assumes $100 was invested on December 31, 1999 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Russell 2000 Index is provided along with the Nasdaq Stock Market (U.S.) Index as a result of the transfer of the trading of the Common Stock of the Company from the Nasdaq SmallCap Market to the National Association of Securities Dealers’ OTC Bulletin Board in May 2003.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

On April 26, 2005, the Board of Directors voted to recommend to the stockholders that the Company’s Amended and Restated Certificate of Incorporation be amended in order to increase the authorized Common Stock from 75,000,000 shares to 150,000,000 shares. On April 26, 2005, there were outstanding 39,203,892 shares of Common Stock, there were 22,864,129 shares of Common Stock reserved for issuance upon the conversion of shares of outstanding Series A Preferred and Series B Preferred and shares of Series A Preferred and Series B Preferred issuable upon exercise of outstanding warrants, there were 2,102,532 shares of Common Stock reserved for issuance upon the exercise of outstanding Common Stock warrants, and there were 8,500,355 shares of Common Stock reserved for issuance pursuant to the Company’s stock option and stock benefit plans (the “Stock Plans”) (including the 1,750,000 additional shares that are reserved for issuance under the 2001 Stock Incentive Plan subject to stockholder approval of Proposal 3).

The Board of Directors believes that the authorization of additional shares of Common Stock is desirable to provide shares for issuance in connection with possible future financings, management and employee incentive plans or other general corporate purposes including possible acquisitions. If the amendment is approved by the stockholders, the Board of Directors will have authority to issue additional shares of Common Stock without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desired flexibility in connection with possible financings and other corporate purposes, would have the effect of diluting the Company’s current stockholders and could trigger “anti-dilution” rights of our Series B Preferred stockholders. The Company has no immediate agreements, commitments, or understandings with respect to the issuance of the additional 75,000,000 shares of Common Stock, although opportunities for such issuance could arise at any time.

The Board of Directors believes the adoption of this amendment is in the best interests of the Company and its stockholders and recommends a vote FOR the adoption of this proposed amendment.

PROPOSAL 3

AMENDMENT TO 2001 STOCK INCENTIVE PLAN

On April 26, 2005, the Board of Directors adopted resolutions to approve an amendment (the “2001 Plan Amendment”) to the 2001 Stock Incentive Plan (the “2001 Plan”), to increase the total number of shares of Common Stock authorized for issuance thereunder from 5,000,000 to 6,750,000 and to increase the number of restricted shares of Common Stock authorized for issuance thereunder from 770,000 to 1,000,000 shares, subject to stockholder approval.

The Board adopted the 2001 Plan Amendment because the number of shares currently available under the 2001 Plan and the 1996 Equity Incentive Plan (the “1996 Plan”) is insufficient to satisfy the expected 2005 share requirements thereunder. As of April 26, 2005, only approximately 121,467 shares remained available for future option grants under the 2001 Plan and approximately 557,950 shares remained available for future option grants under the 1996 Plan.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes that the approval of the 2001 Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

Summary of the 2001 Plan

The material features of the 2001 Plan are described below. The complete text of the 2001 Plan, including the proposed amendment, is included as Appendix A to this Proxy Statement.

Description of Awards

The 2001 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options and restricted stock awards (collectively “Awards”).

Incentive Stock Option and Nonstatutory Stock Option Awards. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than 100% of the fair market value of the Common Stock on the date of grant or for a term of more than 10 years. The 2001 Plan permits the following forms of payment of the exercise price of options: (i) cash or check, (ii) in connection with a “cashless exercise” through a broker, unless otherwise provided by the Board or committee, (iii) surrender to the Company of shares of Common Stock or delivery to the Company of a promissory note, to the extent permitted by the Board or a committee, or (iv) any combination of these forms of payment.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase or require forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable restricted stock award are not satisfied prior to the end of the applicable restriction period. The maximum aggregate number of shares of Common Stock with respect to which restricted stock awards may be granted under the 2001 Plan is limited to 770,000, or 1,000,000 if the shareholders approve the proposed amendment.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and any future parent or subsidiaries of the Company are eligible to be granted Awards under the 2001 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the 2001 Plan may not exceed 900,000 shares per calendar year.

Plan Benefits

As of April 26, 2005, approximately 33 persons were eligible to receive Awards under the 2001 Plan, including the Company’s five executive officers and five non-employee directors. The granting of Awards under the 2001 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On April 26, 2005, the last reported sale price of the Company’s Common Stock on the OTC Bulletin Board was $0.31.

Administration

The 2001 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Plan and to interpret the provisions of the 2001 Plan. Pursuant to the terms of the 2001 Plan, the Board of Directors may delegate its authority under the 2001 Plan to one or more committees of the Board and any references to the Board in this discussion include a committee to which the Board has properly delegated authority. Subject to any applicable limitations contained in the 2001 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price, if any. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2001 Plan, including the granting of options to executive officers.

The Board of Directors is required to make appropriate adjustments in connection with the 2001 Plan and any outstanding Awards to reflect stock dividends, stock splits, recapitalizations, spin-offs and other similar changes in capitalization. The 2001 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, the Board of Directors is authorized to provide for outstanding options to be assumed or substituted for, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board of Directors shall provide that all unexercised options will become exercisable in full prior to the Reorganization Event and will terminate immediately prior to the Reorganization Event if not exercised; provided that, if holders of the Company’s Common Stock receive a cash payment for each share of Common Stock surrendered pursuant to the Reorganization Event, then the Board may provide that all outstanding options shall terminate upon such Reorganization Event and that each participant shall receive, in exchange therefor, a cash payment.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2001 Plan subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination

No Award may be made under the 2001 Plan after March 15, 2011, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2001 Plan, except that no Award that is intended to comply with Section 162(m) of the Code after the date of such amendment shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m).

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of stock subject to forfeiture provisions and restrictions on transfer unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock on the date of grant less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the price paid for the shares (plus any taxed amount). If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 4

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of Vitale, Caturano & Company, Ltd. as the Company’s independent accountants for the fiscal year ending December 31, 2005, subject to ratification by the stockholders at the Meeting. Consistent with the policy of the Company’s Board of Directors to consider a change in accounting firms from time to time and the Board’s desire, after eight years with PricewaterhouseCoopers LLP (“PWC”), to identify a more economic solution for the Company, the Audit Committee of the Board of Directors determined it was appropriate to make a change in the Company’s independent accountants. Although stockholder approval of the Audit Committee’s selection of Vitale, Caturano & Company, Ltd. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Meeting, the Audit Committee will reconsider this appointment.

The Company’s Board of Directors recommends a vote FOR the ratification of the selection of Vitale, Caturano & Company, Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Representatives of Vitale, Caturano & Company, Ltd. are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditor’s Fees

As described below, PWC was our independent auditor for the fiscal year ended December 31, 2003 and for the review of our unaudited financial statements included in our Quarterly Reports on Form 10-Q during Fiscal 2004, but was subsequently replaced by Vitale, Caturano & Company, Ltd. in December 2004.

The following table summarizes the fees of PWC billed to the Company for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2004	2003
Audit Fees	$48,750	$116,800
Audit-Related Fees	$6,200	$38,000
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$54,950	$154,800

The following table summarizes the fees of Vitale, Caturano & Company, Ltd. billed to the Company for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2004	2003
Audit Fees	$75,000	$—
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$75,000	$—

Audit Fees

Audit fees consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to the preparation of registration statements and consents related to such registration statements.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice and tax planning services.

All Other Fees

All Other fees consist of fees for products and services other than the services reported above. Neither PWC nor Vitale, Caturano & Company, Ltd. received any fees from the Company that may be classified as “All Other Fees” in 2004 or 2003.

The percentage of hours expended by Vitale, Caturano & Company, Ltd. on the audit of the Company’s financial statements for the fiscal year ended December 31, 2004 attributed to work performed by persons other than Vitale, Caturano & Company, Ltd.’s full-time, permanent employees did not exceed fifty percent.

Change in Auditors

On November 19, 2004, the Board of Directors of the Company dismissed PWC as the Company’s independent registered public accounting firm, and approved the engagement of Vitale, Caturano & Company, Ltd. as the Company’s independent accounting firm for the fiscal year ending December 31, 2004. The Audit Committee and the Board of Directors have approved the engagement of Vitale, Caturano & Company, Ltd. as the Company’s independent accountants.

Except as noted in the next sentence, the reports of PWC on the Company’s financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. The report of PWC on the Company’s financial statements for the year ended December 31, 2002 included an explanatory paragraph that raised substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2003 and 2002 and through November 19, 2004, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused them to make reference thereto in their reports on the financial statements for such years. Except as noted in the immediately following paragraph, during the years ended December 31, 2003 and 2002 and through November 19, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

As noted in Item 4 of the Form 10-Q of the Company for the quarter ended September 30, 2004, in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2003, PWC advised management and the Audit Committee of the Board of Directors of a material weakness in the Company’s internal accounting controls relating primarily to product return and sales order processing policies and procedures. The Company’s management and the Audit Committee of the Board of Directors have taken actions with respect to the weaknesses identified by PWC, which are described in detail in such Form 10-Q. The Company has authorized PWC to respond fully to the inquiries of Vitale, Caturano & Company, Ltd. concerning the Company’s internal accounting controls.

During the Company’s fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through November 19, 2004, the Company did not consult with Vitale, Caturano & Company, Ltd. regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

There were no audit or non-audit services provided to the Company for the fiscal year ended December 31, 2004 that were not approved by the Audit Committee or its chairman.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, email, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, One Oak Park Drive, Bedford, Massachusetts 01730, no later than January 11, 2006 in order to be considered for inclusion in the proxy statement relating to that meeting.

If a stockholder of the Company wishes to present a proposal before the 2006 Annual Meeting of Stockholders or wishes to nominate a candidate for election to the Company’s Board of Directors, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2006 Annual Meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2006 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder gives notice of such a proposal or nomination after the applicable deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholders for a vote at the meeting. The Company’s by-laws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: One Oak Park Drive, Bedford, MA 01720, (781) 271-1200. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

Robert B. Palardy, Secretary

May 11, 2005

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

CAMBRIDGE HEART, INC.

2001 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2001 Stock Incentive Plan (the “Plan”) of Cambridge Heart, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options or restricted stock awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 6,750,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 900,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as hereinafter defined) of the Common Stock at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent permitted by the Board, in its sole discretion, when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6. Restricted Stock.

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Share Limit. Subject to adjustment under Section 7, the maximum aggregate number of shares of Common Stock with respect to which Restricted Stock Awards may be granted under the Plan shall be 1,000,000.

(c) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c) Reorganization Events

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Approved by Board of Directors February 9, 2001

Approved by Shareholders May 31, 2001

Amended by Board of Directors April 23, 2003

Amendment Approved by Shareholders June 16, 2003

Amended by Board of Directors April 26, 2005 pending Shareholder approval

ANNUAL MEETING OF STOCKHOLDERS OF

CAMBRIDGE HEART, INC.

June 10, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:			NOMINEES:		2.	To ratify and approve an amendment to the Company’s Certificate of Incorporation, increasing from 75,000,000 to 150,000,000 the number of shares of Common Stock of the Company authorized for issuance.	☐	☐	☐

☐	FOR ALL NOMINEES	O O	Jeffrey J. Langan Reed Malleck		3.	To ratify and approve an amendment to the Company’s 2001 Stock Incentive Plan, increasing from 5,000,000 to 6,750,000 the total number of shares of Common Stock of the Company authorized for issuance under such plan and increasing from 770,000 to 1,000,000 the number of restricted shares of Common Stock of the Company authorized for issuance under such plan.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				4.	To ratify the appointment of Vitale, Caturano & Company, Ltd. as the Company’s independent accountants for the year ending December 31, 2005.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)					THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSALS SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH PROPOSALS.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●						PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY	CAMBRIDGE HEART, INC.	PROXY

ANNUAL MEETING OF STOCKHOLDERS—JUNE 10, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) David A. Chazanovitz and Robert B. Palardy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Cambridge Heart, Inc. (the “Company”) to be held at the offices of Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts, at 10:00 a.m. (local time), on Friday, June 10, 2005 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is being proposed by the Company.

THE UNDERSIGNED HEREBY CONFER(S) UPON THE PROXIES, AND EACH OF THEM, DISCRETIONARY AUTHORITY (i) TO CONSIDER AND ACT UPON SUCH MATTERS, OTHER THAN THE BUSINESS SET FORTH HEREIN, AS MAY PROPERLY COME BEFORE THE MEETING FOR WHICH THE COMPANY DID NOT RECEIVE TIMELY NOTICE OF THE MATTER IN ACCORDANCE WITH THE COMPANY’S BY-LAWS; (ii) WITH RESPECT TO THE ELECTION OF DIRECTORS IN THE EVENT THAT ANY OF THE NOMINEES IS UNABLE OR UNWILLING, WITH GOOD CAUSE, TO SERVE; AND (iii) WITH RESPECT TO SUCH OTHER MATTERS UPON WHICH DISCRETIONARY AUTHORITY MAY BE CONFERRED.

(Continued and to be signed on the reverse side)